As filed with the Securities and Exchange Commission on May 19, 2006

Registration No. 333-133175

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	6035	11-3209278
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1979 Marcus Avenue, Suite E140

Lake Success, New York 11042

(718) 961-5400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mr. John R. Buran

President and Chief Executive Officer

Flushing Financial Corporation

1979 Marcus Avenue, Suite E140

Lake Success, New York 11042

(718) 961-5400

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Douglas J. McClintock, Esq.	Alan Schick, Esq.
Thacher Proffitt & Wood LLP	Luse Gorman Pomerenk & Schick, P.C.
Two World Financial Center	5335 Wisconsin Avenue, N.W., Suite 400
New York, New York 10281	Washington D.C. 20015
(212) 912-7400	(202) 274-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share	1,622,550 shares (1)	n/a	$26,879,859 (2)	$2,876.14 (3)

(1)	Represents the maximum number of shares of Flushing Financial Corporation common stock estimated to be issuable upon completion of the merger of Atlantic Liberty Financial Corp. with and into Flushing Financial Corporation, based on the number of shares of Atlantic Liberty Financial Corp. common stock, par value $0.10 per share, outstanding as of March 31, 2005 plus the number of shares of restricted stock of Atlantic Liberty that will vest prior to completion of the merger, and the exchange of 65% of Atlantic Liberty Financial Corp. common stock for 1.43 shares of Flushing Financial common stock per share.
(2)	Pursuant to Rule 457(f), the registration fee was computed on the basis of $23.69, the market value of the common stock of Atlantic Liberty to be exchanged or cancelled in the merger, computed in accordance with Rule 457(c) on the basis of the average of the high and low price per share of such common stock quoted on the Nasdaq National Market on April 7, 2006, and 1,134,650 shares of common stock of Atlantic Liberty, which is the estimated maximum number of shares that may be exchanged for the Flushing Financial Corporation common stock being registered.
(3)	Previously paid by Flushing Financial.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lake Success, State of New York, on May 19, 2006.

FLUSHING FINANCIAL CORPORATION

By:	/s/ John R. Buran
John R. Buran Director, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ John R. Buran John R. Buran	Director, President and Chief Executive Officer	May 19, 2006

* Gerard P. Tully	Director and Chairman of the Board	May 19, 2006

* David W. Fry	Senior Vice President and Chief Financial Officer	May 19, 2006

* James D. Bennett	Director	May 19, 2006

* Steven J. D’Iorio	Director	May 19, 2006

* Louis C. Grassi	Director	May 19, 2006

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Signatures	Title	Date

* Michael J. Hegarty	Director	May 19, 2006

* John J. McCabe	Director	May 19, 2006

* Vincent F. Nicolosi	Director	May 19, 2006

* Donna M. O’Brien	Director	May 19, 2006

* Franklin F. Regan, Jr.	Director	May 19, 2006

* John E. Roe, Sr.	Director	May 19, 2006

* Michael J. Russo	Director	May 19, 2006

*By:	/s/ John R. Buran
John R. Buran
(As Attorney-in-fact
pursuant to a power of
attorney filed on
April 10, 2006)

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EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of December 20, 2005 by and between Flushing Financial Corporation and Atlantic Liberty Financial Corp. (1)

3.1	Certificate of Incorporation of Flushing Financial Corporation (2)

3.2	Certificate of Amendment to Certificate of Incorporation of Flushing Financial Corporation (3)

3.3	Bylaws of Flushing Financial Corporation (2)

4.1	Certificate of Incorporation of Flushing Financial Corporation (See Exhibits 3.1 and 3.2)

4.2	Bylaws of Flushing Financial Corporation (See Exhibit 3.3)

4.3	Rights Agreement dated as of September 17, 1996 between Flushing Financial Corporation and State Street Bank and Trust Company, as Rights Agent (4)

5.1	Opinion of Thacher Proffitt & Wood LLP regarding legality of securities being registered*

8.1	Opinion of Thacher Proffitt & Wood LLP as to tax matters

8.2	Form of Opinion of Luse Gorman Pomerenk & Schick, P.C. as to tax matters*

23.1	Consent of Thacher Proffitt & Wood LLP (included in Exhibits 5.1 and 8.1)

23.2	Consent of Luse Gorman Pomerenk & Schick, P.C. (included in Exhibit 8.2)

23.3	Consent of PricewaterhouseCoopers LLP*

23.4	Consent of Beard Miller Company LLP*

24.1	Power of Attorney *

99.1	Form of Proxy Card for Special Meeting of Stockholders of Atlantic Liberty Financial Corp.*

99.2	Consent of Sandler O’Neill & Partners, L.P.*

99.3	Form of Atlantic Liberty Financial Corp. Election Materials*

99.4	Form of Plan Voting Materials*

*	Previously filed.
(1)	Included in Part I as Appendix A to the proxy statement/prospectus included in this Registration Statement.
(2)	Incorporated by reference to the Exhibits to Flushing Financial Corporation’s Registration Statement on Form S-1 (Registration No. 333-96488).
(3)	Incorporated by reference to the Exhibits to Flushing Financial Corporation’s Registration Statement on Form S-8 filed on May 31, 2002.
(4)	Incorporated by reference to the Exhibits to Flushing Financial Corporation’s Current Report on Form 8-K filed on September 30, 1996.

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